Exhibit 10.10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

THIRD AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of January 27, 2021, by and among Home Point Financial Corporation, a New Jersey corporation, as borrower (the “Borrower”), Home Point Capital Inc., a Delaware corporation, as guarantor (the “Guarantor”), the financial institutions that are parties hereto, as lenders (each such financial institution, a “Lender” and collectively, the “Lenders”) and GOLDMAN SACHS BANK USA, as administrative agent (the “Administrative Agent”).
WHEREAS, the Borrower, the Guarantor, the Administrative Agent and Goldman Sachs Bank USA, as the initial lender (the “Initial Lender”) have entered into that certain Amended and Restated Credit Agreement, dated as of July 11, 2019 (as amended, restated, amended and restated, supplemented and/or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower, the Guarantor, the Administrative Agent and the Initial Lender have entered into that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 27, 2019 (the “First Amendment”);
WHEREAS, the Borrower, the Guarantor, the Administrative Agent and the Initial Lender have entered into that certain Second Amendment to Amended and Restated Credit Agreement, dated as of August 5, 2020 (the “Second Amendment” and together with the First Amendment, the “Credit Agreement Amendments”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Existing Credit Agreement to make certain changes to a financial covenant (the Existing Credit Agreement, as amended by the Credit Agreement Amendments and as further amended by this Amendment, being referred to herein as the “Amended Credit Agreement”); and
WHEREAS, subject to the terms and conditions set forth in this Amendment, the Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement pursuant to Section 10.2(a)(i) and (iii) of the Existing Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

1.Definitions and Construction. Unless otherwise defined or provided herein, capitalized terms used herein have the respective meanings attributed thereto in, or by reference in, the Amended Credit Agreement. The rules of construction in Article I of the Amended Credit Agreement shall apply mutatis mutandis to this Amendment.
2.Amendment to the Existing Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended as follows:
(a)Section 1.1 is amended to amend the definitions of “Corporate Debt” and “Corporate Debt to Tangible Net Worth” in their entireties to read as follows:
“Corporate Debt” shall mean, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Guarantor, the Borrower and its Subsidiaries (or, if higher, the par value of stated face amount of all such Indebtedness) determined on a consolidated basis in accordance with GAAP.
“Corporate Debt to Tangible Net Worth Ratio” shall mean the ratio as of the last day of each calendar month (commencing with the first full month ending after the Closing Date) of (a) Corporate Debt as of such date to (b) Adjusted Tangible Net Worth as of such date.
(b)Section 5.1(a)(iii) is amended in its entirety to read as follows:
(iii)    Corporate Debt to Tangible Net Worth. Each of the Borrower and its Subsidiaries and the Guarantor shall maintain, as of the last day of each calendar month ending after the Closing Date, a Corporate Debt to Tangible Net Worth Ratio not to exceed the lesser of (i) [***], or (ii) such amount as is set forth in any repurchase agreement or credit facility that the Borrower, the Guarantor, or any of their respective Subsidiaries has in place with any Person other than the Administrative Agent or an Affiliate of Administrative Agent.
3.Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon the Administrative Agent’s receipt of the following:
(a)counterparts of this Amendment executed by the Borrower, the Guarantor and the Lender;
(b)evidence, satisfactory in form and substance to the Administrative Agent that the Borrower has provided all notices required by the Agencies and the Acknowledgement Agreements for the Borrower’s execution and delivery of this Amendment and performance of the Amended Credit Agreement; and

(c)confirmation that the Administrative Agent shall have received payment in full of all fees and expenses (including reasonable accrued fees and expenses of counsel to the Administrative Agent), which are due and payable under the Transaction Documents on or before the date hereof.
4.Certain Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and the Guarantor each hereby represent and warrant to the Administrative Agent and each Lender as of the date hereof, as follows:
(a)Authorization. It has the power and authority to execute and deliver this Amendment and perform its obligations under the Amended Credit Agreement. It has taken all necessary action to authorize its execution and delivery of this Amendment and performance of the Amended Credit Agreement.
(b)Consents. No consent, approval or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is required in connection with its execution and delivery of this Amendment and performance of the Amended Credit Agreement except for (x) those already obtained and (y) all consents, approvals and authorizations required by the Agencies and the Acknowledgement Agreements for the Borrower’s execution and delivery of this Amendment and performance of the Amended Credit Agreement.
(c)Execution, No Conflict. This Amendment has been duly executed and delivered by it and the Amended Credit Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law). Its execution and delivery of the Amendment or performance of the Amended Credit Agreement does not conflict with, or constitute a violation or breach of, or constitute a default under, the terms of (i) any material contract, mortgage, lease, agreement or instrument to which it is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court applicable to it in any material respect or (iii) the organizational documents of it.
(d)No Defaults. As of the date hereof and after giving effect to this Amendment, no Potential Event of Default or Event of Default has occurred and is continuing.
(e)Representations and Warranties. The representations and warranties made by the Borrower and the Guarantor in the Amended Credit Agreement and each of the other Transaction Documents to which either is a party are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date).
5.Reference to, and Effect on, the Credit Agreement and the Transaction Documents.

(a)This Amendment constitutes a Transaction Document for all purposes of, or in connection with, the Amended Credit Agreement and the other Transaction Documents.
(b)Except as expressly set forth herein, all of the terms, conditions and covenants of the Existing Credit Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its terms.
(c)On and after the effectiveness of this Amendment, each reference in the Amended Credit Agreement to “this Agreement”, “this Credit Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in each of the other Transaction Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment.
(d)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent under, nor constitute a waiver of or amendment to, any other provision of, the Amended Credit Agreement or any other Transaction Document.
(e)The relationship of Administrative Agent and the Lender, on the one hand, and the Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Amended Credit Agreement or any of the other Transaction Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.
6.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Amended Credit Agreement or any other Transaction Document or an accord and satisfaction in regard thereto and the Borrower reaffirms that the existing security interest created by the Existing Credit Agreement and each other Transaction Document is and remains in full force and effect.
7.Miscellaneous. The provisions of Section 10.9 (Governing Law), Section 10.10 (Jurisdiction) and Section 10.11 (Waiver of Jury Trial) of the Credit Agreement are incorporated into this Amendment as if fully set forth herein, mutatis mutandis.
8.Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
9.Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.Section Headings. All Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Amendment.
11.General. This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantor, the Administrative Agent, the Lenders and their respective successors and permitted assigns under the Transaction Documents.
12.Execution. This Amendment may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Credit Agreement be executed by their respective officers thereunto duly authorized, as of the date first above written.

HOME POINT FINANCIAL CORPORATION, as Borrower By: /s/ Maria N. Fregosi Name: Maria N. Fregosi Title: Chief Investment Officer

HOME POINT CAPITAL INC., as Guarantor By: /s/ Maria N. Fregosi Name: Maria N. Fregosi Title: Chief Investment Officer

GOLDMAN SACHS BANK USA, as Administrative Agent By: /s/ Bryan Holt Name: Bryan Holt Title: Authorized Person

GOLDMAN SACHS BANK USA, as Lender By: /s/ Bryan Holt Name: Bryan Holt Title: Authorized Person